Exhibit 10.45
Mr Mike Scott, President
MinEx Projects (Proprietary) Limited
Dunkeld Court
16 North Road
Dunkeld West
Johannesburg
2196
Republic of South Africa

Fax: (011) 880 0486	18 August 2008
Dear Mr Scott
LETTER OF INTENT : ROYAL GOLD, INC. (“Royal Gold”) AND MINEX PROJECTS (PROPRIETARY) LIMITED
(“MinEx”)
1.	On 3 April 2008 Royal Gold and MinEx entered into a letter of intent, as amended by the letter agreement, dated 30 June 2008 (together the “Letter of Intent”), in terms of which Royal Gold offered to purchase all of MinEx’s right, title and interest in and to the following two royalty’s at Lonmin Platinum Limited’s Limpopo Mine :

1.1	the 0.704% gross receipts royalty on the Messina lease area (“Messina Royalty”); and

1.2	the 1.5% gross receipts royalty on the Dwaalkop lease area (“Dwaalkop Royalty”).

2.	Section X (ACCEPTANCE OF THE OFFER) of the Letter of Intent provides that the Letter of Intent, including without limitation MinEx’s non-solicitation obligations set forth in section VIII (NON-SOLICITATION), shall expire on 15 August 2008 unless, inter alia, MinEx and Royal Gold agree in writing to extend the duration of the Letter of Intent.

3.	Royal Gold and MinEx now wish to amend the Letter of Intent by:

3.1	extending the expiry date of the Letter of Intent to 20 October 2008;

3.2	deleting the references to April 25, 2008 in the first paragraph of section VII (SCHEDULE OF ACTIVITIES) of the Letter of Intent and replacing them with October 20, 2008;

3.3	deleting the reference to May 15th, 2008 in the second paragraph of section VII (SCHEDULE OF ACTIVITIES) of the Letter of Intent and replacing it with October 20, 2008;

3.4	deleting the reference to May 30th, 2008 in the second paragraph of section VII (SCHEDULE OF ACTIVITIES) of the Letter of Intent and replacing it with October 20, 2008.

4.	It is recorded that letters granting a right of first refusal to Messina Platinum Mines Limited (“MPML”) and Western Platinum Limited (“WPL”) in respect of the Messina Royalty and the Dwaalkop Royalty, respectively, were delivered by MinEx to MPML and WPL on 21 July 2008.

5.	Save for the amendments specifically contained in this letter and subject to the remaining provisions of this letter, the provisions of the Letter of Intent shall remain unamended and of full force and effect.

6.	Royal Gold requires MinEx’s consent to file the Letter of Intent with the United States Securities Exchange Commission (“SEC”) as part of Royal Gold’s filing obligations under the Securities Exchange Act of 1934 as amended. MinEx by its signature hereby consents to Royal Gold filing the Letter of Intent with the SEC.

7.	This letter may be signed in any number of counterparts, all of which taken together shall constitute one and the same instrument. Any party may enter into this letter by signing any such counterpart.

8.	Please confirm your agreement with the contents hereof by countersigning this letter in the space provided below.
Yours faithfully

Royal Gold, Inc.

AGREED AND ACCEPTED ON BEHALF ON MINEX PROJECTS (PROPRIETARY) LIMITED, BY THE FOLLOWING AUTHORIZED INDIVIDUAL

/s/ Mike Scott

By:	Mike Scott
Title:	President
Entity:	MinEx Projects
Date:	15 August 2008